Exhibit 10.7

ASSET REPRESENTATIONS REVIEW AGREEMENT

VOLKSWAGEN AUTO LEASE TRUST 2020-A,

as Issuer

and

VW CREDIT, INC.,

as Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of December 3, 2020

i

Schedule A – Representations and Warranties, Review Materials and Tests

ii

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), is entered into as of December 3, 2020, by and among VOLKSWAGEN AUTO LEASE TRUST 2020-A, a Delaware statutory trust, as issuer (the “Issuer”), VW CREDIT, INC., a Delaware corporation (“VCI”), as servicer (in such capacity, the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as asset representations reviewer (the “Asset Representations Reviewer”).

WHEREAS, in the regular course of business, motor vehicle dealers in the Volkswagen and Audi network of dealers have assigned closed-end retail lease contracts and the related leased vehicles to VW Credit Leasing, Ltd., as origination trust (the “Origination Trust”);

WHEREAS, in connection with a securitization transaction sponsored by VCI, the Origination Trust established a special unit of beneficial interest (the “SUBI”) and allocated to the SUBI certain leases and related leased vehicles owned by the Origination Trust, which are represented by a SUBI certificate representing a beneficial interest in that SUBI (the “2020-A SUBI Certificate”);

WHEREAS, the Origination Trust issued the 2020-A SUBI Certificate to VCI, as UTI Beneficiary, and VCI sold the 2020-A SUBI Certificate to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Transferor”), which in turn resold the 2020-A SUBI Certificate to the Issuer pursuant to a SUBI Transfer Agreement, in exchange for the Notes and Certificates issued by the Issuer;

WHEREAS, the Issuer has granted a security interest in the 2020-A SUBI Certificate to the Indenture Trustee, for the benefit of the Holders of Notes, as security for the Notes issued by the Issuer under the Indenture;

WHEREAS, the Issuer will engage the Asset Representations Reviewer to perform reviews of certain Leases for compliance with certain representations and warranties made with respect thereto; and

WHEREAS, the Asset Representations Reviewer desires to perform such reviews of Leases in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

USAGE AND DEFINITIONS

Section 1.01 Usage and Definitions.

Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Indenture”) between the Issuer and the Indenture Trustee, which also contains rules as to usage that are applicable herein.

Section 1.02 Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual Fee” has the meaning stated in Section 4.02(a).

“Asset Review” means the completion by the Asset Representations Reviewer of the testing procedures for each Test and for each Subject Lease as further described in Section 3.03.

“Confidential Information” has the meaning stated in Section 6.01(b).

“Eligible Representations” shall mean those representations identified on Schedule A attached hereto.

“Information Recipients” has the meaning stated in Section 6.01(a).

“Indemnified Person” has the meaning stated in Section 4.05(a).

“Indenture” means the Indenture, dated as of December 3, 2020, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means Citibank, N.A., a national banking association, as indenture trustee under the Indenture, and any successor thereto.

“Issuer PII” has the meaning stated in Section 6.02(a).

“Personally Identifiable Information” or “PII” has the meaning stated in Section 6.02(a).

“Review Fee” has the meaning stated in Section 4.02(b).

“Review Materials” means the documents, data, and other information required for each Test listed under “Documents” in Schedule A attached hereto.

“Review Notice” means a notice delivered to the Asset Representations Reviewer by the Indenture Trustee pursuant to Section 7.5(b) of the Indenture.

“Review Report” means, for an Asset Review, the report of the Asset Representations Reviewer prepared according to Section 3.04.

“Test” has the meaning stated in Section 3.03(a).

“Test Complete” has the meaning stated in Section 3.03(c).

“Test Fail” has the meaning stated in Section 3.03(a).

“Test Incomplete” has the meaning stated in Section 3.03(a).

“Test Pass” has the meaning stated in Section 3.03(a).

“Underwriter” means Citigroup Global Markets Inc., in its capacity as an underwriter and as representative of the underwriters pursuant to the underwriting agreement, dated as of November 24, 2020, among the Underwriter, VCI and the Transferor.

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01 Engagement; Acceptance.

The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer. Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02 Confirmation of Status.

The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Leases for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III.

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.01 Review Notices and Identification of Subject Leases.

(a) On receipt of a Review Notice from the Indenture Trustee according to Section 7.5(b) of the Indenture, the Asset Representations Reviewer will start an Asset Review. The Asset Representations Reviewer will not be obligated to start an Asset Review until a Review Notice is received.

(b) Within 10 Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer, with a copy to the Indenture Trustee, a list of the Subject Leases. The Asset Representations Reviewer will not be obligated to start an Asset Review until a Review Notice and the related list of Subject Leases is received. The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Subject Leases provided by the Servicer.

Section 3.02 Review Materials.

(a) Access to Review Materials. The Servicer will render reasonable assistance to the Asset Representations Reviewer to facilitate the Asset Review. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Leases within 60 calendar days after receipt of the Review Notice in one or more of the following ways in the Servicer’s reasonable discretion: (i) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (ii) by providing originals or photocopies at an office of the Servicer during normal business hours upon reasonable prior written notice in connection with the Asset Review or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials so long as all information in the Review Materials necessary for the Asset Representations Reviewer to complete the Asset Review remains intact and unchanged. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

(b) Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer reasonably determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than 20 calendar days before completing the Asset Review. The Servicer will use reasonable efforts to provide the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct the insufficiency within 15 calendar days. If the missing Review Materials or other documents have not been provided by the Servicer within 60 calendar days, the related Review Report will report a Test Incomplete for each Test that requires use of the missing or insufficient Review Materials.

Section 3.03 Performance of Reviews.

(a) Test Procedures. For an Asset Review, the Asset Representations Reviewer will perform, for each Subject Lease, the procedures listed under “Procedures to be Performed” in Schedule A attached hereto for each representation and warranty being tested (each, a “Test”) using the Review Materials listed in Schedule A for each such Test For each Test and Subject Lease, the Asset Representations Reviewer will determine in its reasonable judgment (i) if the Test has been satisfied (a “Test Pass”), (ii) if the Test has not been satisfied (a “Test Fail”) or (iii) if the Test could not be conducted as a result of missing or incomplete Review Materials (a “Test Incomplete”). The Asset Representations Reviewer will use such determination for all Subject Receivables that are subject to the same Test.

(b) Review Period. The Asset Representations Reviewer will complete the Asset Review within 60 calendar days of receiving access to the Review Materials. However, if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.02(b), the Asset Review period will be extended for an additional 30 calendar days.

(c) Completion of Review for Certain Subject Leases. Following the delivery of the list of the Subject Leases and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Lease is pre-paid in full by the Obligor or reallocated from the Transaction SUBI Portfolio by the Servicer in accordance with the terms of the Transaction Documents. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Subject Lease, and the Asset Review of such Subject Leases will be considered complete (a “Test Complete”). In this case, the related Review Report will indicate a Test Complete for such Subject Lease and the related reason.

(d) Previously Reviewed Leases; Duplicative Tests. If any Subject Lease was included in a prior Asset Review, the Asset Representations Reviewer will not conduct additional Tests on such Subject Lease, but will include the previously reported Test results in the Review Report for the current Asset Review. If the same Test is required for more than one representation and warranty, the Asset Representations Reviewer will only perform the Test once for each Subject Lease, but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e) Termination of Review. If an Asset Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than 10 calendar days before that Payment Date. On receipt of such notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will not be obligated to deliver a Review Report.

(f) Review Systems; Personnel. The Asset Representations Reviewer will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Lease and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

Section 3.04 Review Report.

Within 10 calendar days after the end of the applicable Asset Review period under Section 3.03(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer, and the Indenture Trustee a Review Report indicating for each Subject Lease whether there was a Test Pass, Test Incomplete, Test Fail or Test Complete for each related Test. For each Test Fail or Test Complete, the Review Report will indicate the related reason. The Review Report will contain the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Review, and will be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any PII. On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.05 Review Representatives.

(a) Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s originations, leases or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Review Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of an Asset Review.

(c) Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the subject Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.06 Dispute Resolution.

If a Subject Lease that was the subject of an Asset Review becomes the subject of a dispute resolution proceeding under Section 11.27 of the Indenture, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the Requesting Party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 11.27 of the Indenture. If not paid by a party to the dispute resolution, the expenses will be reimbursed according to Section 4.02(c) of this Agreement.

Section 3.07 Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Review under the Indenture, (ii) to determine which Leases are subject to an Asset Review, (iii) to obtain or confirm the validity of the Review Materials, (iv) to obtain missing or insufficient Review Materials except as specifically described herein, (v) to take any action or cause any other party to take any action under any of the Transaction Documents to enforce any remedies for breaches of representations or warranties about the Subject Leases, (vi) to determine the reason for the delinquency of any Subject Lease, the creditworthiness of any Obligor, the overall quality of any Subject Lease or the compliance by the Servicer with its covenants with respect to the servicing of any Subject Lease, or (vii) to establish cause, materiality or recourse for any failed Test as described in Section 3.03.

(b) Maintenance of Review Materials. The Asset Representations Reviewer will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, until the earlier of (i) two years after the delivery of any Review Report or (ii) the repayment of the Notes in full.

ARTICLE IV.

ASSET REPRESENTATIONS REVIEWER

Section 4.01 Representations, Warranties and Covenants of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations, warranties and covenants as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of State of Delaware. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law or, to the Asset Representations Reviewer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its property that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 7.01, and will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 7.01.

Section 4.02 Fees and Expenses.

(a) Annual Fee. The Servicer will pay the Asset Representations Reviewer, as compensation for its activities under this Agreement, an annual fee of $5,000.00 (the “Annual Fee”). The Annual Fee will be payable by the Servicer on the Closing Date and on each anniversary thereof until this Agreement is terminated; provided, that in the year in which all Notes are paid in full, the Annual Fee shall be reduced pro rata by an amount equal to the days of the year in which the Notes are no longer outstanding.

(b) Review Fee. Following the completion of an Asset Review and the delivery of the related Review Report pursuant to Section 3.04, or the termination of an Asset Review according to Section 3.03(e), and the delivery to the Indenture Trustee and the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $200.00 for each Subject Lease for which the Asset Review was started (the “Review Fee”). However, no Review Fee will be charged for any Subject Lease which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.03(e) or due to missing or insufficient Review Materials under Section 3.02(b).

(c) Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.06 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within 90 days after the end of the proceeding, the Servicer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.

(d) Reimbursement of Expenses. The Servicer shall reimburse the Asset Representations Reviewer for all reasonable out-of-pocket expenses incurred or made by it, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Asset Representations Reviewer’s agents, counsel, accountants and experts.

(e) Payment of Invoices. The Asset Representations Reviewer will issue invoices to the Servicer at the notices address set forth on Schedule II of the Indenture and Servicer shall pay all invoices submitted by the Asset Representations Reviewer within 30 days following the receipt by the Servicer. Any amounts payable by the Servicer to the Asset Representations Reviewer pursuant to this Section 4.02 that have been outstanding for at least 30 days shall be paid on the Payment Date related to the Collection Period in which such 30th day occurs, in accordance with Sections 8.4(a) or 5.4(b) of the Indenture, as applicable.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01 Limitation on Liability.

The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith, breach of this Agreement or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 5.02 Indemnification by Servicer.

The Servicer shall indemnify the Asset Representations Reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this Agreement and the performance of its duties hereunder. The Asset Representations Reviewer shall notify the Servicer promptly of any claim for which it may seek indemnity. Failure by the Asset Representations Reviewer to so notify the Servicer shall not relieve the Servicer of its obligations hereunder. The Servicer shall defend any such claim, and the Asset Representations Reviewer may have separate counsel and the Servicer shall pay the fees and expenses of such counsel. The Servicer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Asset Representations Reviewer arising out of or resulting from the Asset Representations Reviewer’s own bad faith, negligence, willful misfeasance or breach of this Agreement. The Servicer’s obligations under this Section 5.02 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 5.03 Indemnification by Asset Representations Reviewer.

The Asset Representations Reviewer will indemnify each of the Issuer, the Transferor, the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses (including reasonable attorneys’ fees and expenses), losses, damages and liabilities, including legal fees and expenses incurred in connection with the enforcement by such Person of an indemnification or other obligation of the Asset Representations Reviewer, resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement and (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.04 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 5.04 Inspections of Asset Representations Reviewer.

The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer or the Servicer, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s or the Servicer’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer and the Servicer will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer or the Servicer reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 5.05 Delegation of Obligations.

The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

ARTICLE VI.

TREATMENT OF CONFIDENTIAL INFORMATION

Section 6.01 Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Article VI, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Subject Leases or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by VCI or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Subject Leases and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will use best efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 6.02.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 6.01 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 6.01, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees and expenses, incurred for the enforcement.

Section 6.02 Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), vehicle identification number or “VIN,” any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 6.02(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII; and

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 6.02. The Asset Representations Reviewer and the Issuer agree to modify this Section 6.02 as necessary for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 6.02 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 6.02 with the inspections described in Section 5.04. The Asset Representations Reviewer will also permit the Issuer and its authorized representatives during normal business hours on reasonable advance notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 6.02, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party may enforce the PII related terms of this Section 6.02 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE VII.

REMOVAL, RESIGNATION

Section 7.01 Eligibility of the Asset Representations Reviewer.

The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Leases prior to the Closing Date.

Section 7.02 Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation. The Asset Representations Reviewer will not resign as Asset Representations Reviewer except if (i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 7.01 or (ii) the Asset Representations Reviewer has determined that the performance of its duties under this Agreement is no longer permissible under applicable law and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law. Upon the occurrence of one of the foregoing events, the Asset Representations Reviewer shall promptly resign and the Servicer shall appoint a successor Asset Representations Reviewer. The Asset Representations Reviewer will deliver a notice of its resignation and an Opinion of Counsel supporting its determination to the Issuer and the Servicer.

(b) Removal. If any of the following events occur, the Servicer, by notice to the Asset Representations Reviewer and the Issuer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 7.01;

(ii) the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) a Bankruptcy Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal. The Issuer will notify the Servicer, the Owner Trustee, the Transferor and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 7.03(b).

Section 7.03 Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Servicer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 7.01.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer and the Servicer on substantially the same terms as this Agreement.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and the Servicer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer and the Servicer or the successor Asset Representations Reviewer.

Section 7.04 Merger, Consolidation or Succession.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 7.01, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VIII.

OTHER AGREEMENTS

Section 8.01 Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of, or deemed to be the agent of, the Issuer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. None of the Issuer, the Indenture Trustee or the Owner Trustee shall be responsible for monitoring the performance of the Asset Representations Reviewer or liable to any Person for the failure of the Asset Representations Reviewer to perform its obligations hereunder. Unless authorized by the Issuer, the Indenture Trustee or the Owner Trustee, respectively, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Indenture Trustee or the Owner Trustee and will not be considered an agent of the Issuer, the Indenture Trustee or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and either of the Issuer, the Indenture Trustee or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 8.02 No Petition.

Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (a) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (b) such party shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 8.02 shall survive the termination of this Agreement.

Section 8.03 Limitation of Liability of Owner Trustee.

Notwithstanding anything contained herein to the contrary, (a) this instrument has been signed by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Deutsche Bank Trust Company Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement, and (e) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 8.04 Termination of Agreement.

This Agreement will terminate, except for the obligations under Article VI and Sections 5.02 and 5.03, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01 Amendments.

(a) Any term or provision of this Agreement may be amended by the Servicer and the Asset Representations Reviewer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

(ii) the Servicer delivers an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 9.01 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(b) This Agreement may also be amended from time to time by the Servicer and the Asset Representations Reviewer with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal balance of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

Section 9.02 Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 7.04, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 9.03 Notices.

All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, telecopier or electronic mail, and addressed in each case as set forth on Schedule II to the Indenture or at such other address as any party shall have provided to the other parties in writing. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 9.04 GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 9.05 Submission to Jurisdiction; Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT AND MAINTAINED IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 9.03;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

Section 9.06 No Waiver; Remedies.

No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 9.07 Severability.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.08 Headings.

The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 9.09 Counterparts.

This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10 Electronic Signatures and Transmission.

(a) For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Issuer, the Servicer, the Administrator and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

VOLKSWAGEN AUTO LEASE TRUST 2020-A, as Issuer

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Diana Daniel
Name: Diana Daniel
Title: Attorney-in-Fact

By:	/s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Attorney-in-Fact

VW CREDIT, INC., as Servicer

By:	/s/ David Rands
Name: David Rands
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Jens Schreiber
Name: Jens Schreiber
Title: Treasurer

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:	/s/ Anthony Neske
Name: Anthony Neske
Title: Senior Vice President

Schedule A

REPRESENTATIONS AND WARRANTIES, REVIEW MATERIALS AND TESTS

Representation

(1) Ownership:

a)

As of the Cut-Off Date, good and valid ownership of each Unit will be validly and effectively vested in the Origination Trust, free and clear of all Adverse Claims, except for Permitted Liens (and no Adverse Claim, other than an Adverse Claim of the type described in clause (1)(f) of the definition of Permitted Liens, shall be noted on the certificate of title for any Vehicle included in any such Unit).

b)

As of the Closing Date, good and valid ownership of the beneficial interest in each Unit will be validly and effectively conveyed to, and vested in the Buyer, free and clear of all Adverse Claims, except for Permitted Liens.

Documents

Lease

Title documents

Procedures to be Performed

(i)	Review the title documents (including any applications for title or DMV registration forms) and confirm the Origination Trust is listed as the owner of the related Vehicle.

(ii)	Confirm no marks or notations on the Lease indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Origination Trust.

(iii)	Review the title documents and confirm the VIN number matches that which is recorded on the Lease.

(iv)	If steps (i) through (iii) are confirmed, this will be a Test Pass.

Representation

(2) Event of Loss: As of the Cut-Off Date, to the Seller’s knowledge, no Vehicle included in any such Unit was subject to an event which would constitute an Event of Loss.

Documents

Lease file

Procedures to be Performed

(i)	Confirm there is no indication within the lease file that the related Vehicle was subject to an event which would constitute an Event of Loss.

(ii)	If step (i) is confirmed, this will be a Test Pass.

Representation

(3) Eligible Units: As of the Cut-Off Date, each Unit included in the Transaction SUBI Portfolio was an Eligible Unit (as described below in Representations (i) through (xix).

Documents

Lease

Data tape

Title documents

Procedures to be Performed

(i)	Confirm that the test questions for Representations (i) through (xxi) below are confirmed.

(ii)	If step (i) is confirmed, this will be a Test Pass.

Representation

Each Unit:

(i)

the Lessee of which (i) is a resident of, or organized under the laws of and with its chief executive office in, the United States, (ii) is not an Affiliate of VCI, (iii) is not a government or a governmental subdivision or agency, (iv) is not shown on the Servicer’s records as a debtor in a pending Bankruptcy Event and (v) is not the Lessee of any Defaulted Lease.

(ii)	for which the related Vehicle, to VCI’s knowledge, was not subject to an event which would constitute a Casualty with respect to such Vehicle.

(iii)	for which the related Lease is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions.

(iv)

for which the related Lease constitutes the legal, valid and binding obligation of the related Lessee enforceable against such Lessee in accordance with its terms subject to no offset, counterclaim, defense or other Adverse Claim.

(v)

for which (i) good and valid ownership of such Lease has validly and effectively vested in the Origination Trust and (ii) as of the Closing Date, good and valid ownership of the beneficial interest of such Lease will be validly and effectively conveyed to, and vested in the Transferor, in each case, free and clear of all adverse claims, except for Permitted Liens.

(vi)

for which the related Lease arises under a contract that does not require the Lessee under such contract to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract.

(vii)

for which the related Lease does not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(viii)

for which the related Lease was not originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI is unlawful, void or voidable.

(ix)	for which the related Lease was originated in compliance, and complies in all material respects, with all material applicable legal requirements.

(x)	which was generated in the ordinary course of the Origination Trust’s business.

(xi)	for which only one original of the related Lease exists, which is held by the Servicer on behalf of the Origination Trust.

(xii)	for which there is no credit-related recourse to the related Dealer.

(xiii)	for which the related Lease is in full force and effect, and has not been satisfied, subordinated or rescinded.

(xiv)

for which the related Lease requires the related Lessee to obtain physical damage insurance covering the related Vehicle in accordance with the Servicer’s Customary Servicing Practices, was originated in compliance with the Servicer’s Customary Servicing Practices and otherwise complies with the Servicer’s Customary Servicing Practices.

(xv)

for which the related Lease has a remaining term to maturity, as of the Cut-Off Date, greater than or equal to 3 months and less than or equal to 44 months and had an original lease term greater than or equal to 24 months and less than or equal to 48 months.

(xvi)	which is not more than 30 days past due as of the Cut-Off Date and is not a Defaulted Lease.

(xvii)	for which the related Lease is payable solely in U.S. dollars.

(xviii)	which has a Securitization Value, as of the Cut-Off Date, not greater than $85,000.

(xix)

for which the related Lease provides for substantially equal monthly payments and level payments that fully amortize the adjusted capitalized cost of the Lease to the related Stated Residual Value over the term of such Lease.

(xx)	for which the related Lease was originated on or after August 17, 2018.

(xxi)	for which the related Vehicle is a new Volkswagen brand or Audi brand vehicle, in each case, that is not a diesel engine vehicle.

Documents

Lease

Data tape

Title documents

Lease file

Procedures to be Performed

(i)	Lessee

a.	Review the Lease and confirm the Lessee’s address is located within the United States.

b.	Review the Lease and confirm the Lessee is not an Affiliate of VCI, or a government or a governmental subdivision or agency.

c.	Confirm with Servicer that Lessee is not shown on the Servicer’s records as a debtor in a pending Bankruptcy Event and is not in default.

(ii)	Casualty

a.	Confirm there is no indication within the lease file that the related Vehicle was subject to an event which would constitute a Casualty with respect to such Vehicle.

(iii)	“Account” or “chattel paper”

a.	Review the Lease and confirm Lease is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions.

(iv)	Legal, valid and binding obligation of Lessee

a.	Review the Lease and confirm Lease has been fully executed by the related Lessee.

b.	Confirm that the Vehicle Identification Number (VIN) on the Lease matches the VIN on the title documents.

(v)	Good and valid ownership

a.	Review the title documents (including any applications for title or DMV registration forms) and confirm the Origination Trust is listed as the owner of the related Vehicle.

b.	Review the lease file and confirm no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Origination Trust.

c.	Review the title documents and confirm the VIN number matches that which is recorded on the Lease.

(vi)	Consent

a.	Review the Lease and confirm that Lessee does not need to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract.

(vii)	Law, rule or regulation

a.	Review the Lease and confirm the form number and revision date are on the list of approved lease forms.

b.	Review the data tape and confirm that there is no evidence of any judgment against VCI indicating that the lease does not violate any applicable law, rule or regulation.

(viii)	Transfer of the Transaction SUBI Certificate and the Transaction SUBI

a.

Review the data tape and confirm that there is no evidence of any judgment against VCI indicating that the lease does not violate any applicable law regarding the transfer of the Transaction SUBI Certificate or the Transaction SUBI.

(ix)	Compliance with material applicable legal requirements

a.	Review the Lease and confirm the form number and revision date are on the list of approved lease forms.

b.	Review the data tape and confirm that there is no evidence of any judgment against VCI indicating that the lease was originated in violation of applicable law.

c.	Review the data tape and confirm that there is no evidence of any Lessee alleging non-compliance.

(x)	Ordinary course of the Origination Trust’s business

a.	Review the Lease and confirm the form number and revision date are on the list of approved lease forms.

(xi)	One original

a.	Review the Lease and confirm that the Lease either constitutes an electronically authenticated original, or is marked “Authoritative Copy.”

(xii)	No credit-related recourse

a.	Confirm the Lease form number and revision date are on the list of approved forms.

(xiii)	Full force and effect

a.	Confirm there is no indication within the lease file that the Lease has been satisfied, subordinated or rescinded.

(xiv)	Servicer’s Customary Servicing Practices

a.	Review the Lease and confirm the form number and revision date are on the list of approved lease forms.

b.

Review the data tape and confirm that the Lease was automatically approved by VCI’s electronic decisioning model, or if not automatically approved, was approved by a VCI credit analysis with appropriate approval authority.

(xv)	Remaining term to maturity; original lease term

a.	Review the data tape and confirm the Lease has a remaining term to maturity, as of the Cut-Off Date, which does not exceed the maximum allowable number of months.

b.	Review the Lease and confirm the number of payments, including any first and last payment if applicable, is within the original lease term limits.

(xvi)	Defaulted Lease

a.	Review the data tape and confirm the Lease is not more than 30 days past due as of the Cut-Off Date.

b.	Review the data tape and confirm that, if the related Vehicle has been repossessed, it has been charged off.

c.	Review the data tape and confirm that the Lease has not been charged off.

(xvii)	U.S. Dollars

a.	Review the Lease and confirm that all amounts are reported in U.S. dollars.

(xviii)	Securitization Value

a.	Review the data tape and confirm the Lease has a Securitization Value that does not exceed the maximum allowable dollar amount.

(xix)	Amortization

a.

Review the Lease and confirm the product of the number of payments and the base monthly payment, together with any first and last payments, if applicable, is equal to the total of base monthly payments.

b.	Review the Lease and confirm the adjusted capitalized cost minus the Stated Residual Value is equal to the depreciation and any amortized amounts.

c.	Review the Lease and confirm that the depreciation and any amortized amounts equals the total of base monthly payments.

(xx)	Origination Date

a.	Review the Lease and confirm it was originated on or after the oldest allowable date of origination.

(xxi)	New Volkswagen or Audi vehicle that is not a diesel engine vehicle

a.	Review the Lease and confirm the related Vehicle is a new vehicle.

b.	Review the Lease and confirm the related Vehicle’s make is within guidelines.

(xxii)	If steps (i) through (xxi) are confirmed, then this will be a Test Pass.

Representation

(4) Amortization of Leases: The Lease included in such Unit was written on a constant yield basis and provides for substantially equal monthly payments, such that, at the end of the lease term, the capitalized cost has been amortized to an amount equal to the Stated Residual Value of the related Vehicle.

Documents

Lease

Procedures to be Performed

(i)

Review the Lease and confirm the product of the number of payments and the base monthly payment, together with any first and last payments, if applicable, is equal to the total of base monthly payments.

(ii)	Review the Lease and confirm the adjusted capitalized cost minus the Stated Residual Value is equal to the depreciation and any amortized amounts.

(iii)	Review the Lease and confirm that the depreciation and any amortized amounts equals the total of base monthly payments.

(iv)	If steps (i) through (iii) are confirmed, this will be a Test Pass.

Representation

(5) Valid Assignment: No Transaction Lease was originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable. No Transaction Vehicle is subject to the laws of any jurisdiction under which the transfer and assignment of a beneficial interest in such Vehicle pursuant to transfer of the Transaction SUBI Certificate or the Transaction SUBI, or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable

Documents

Lease

Procedures to be Performed

(i)

Review the data tape and confirm that there is no evidence of any judgment against VCI indicating that the lease does not violate any applicable law regarding the transfer of the Transaction SUBI Certificate or the Transaction SUBI.

(ii)	If step (i) is confirmed, this will be a Test Pass.

Representation

(6) Aggregate Securitization Value: As of the Cut-Off Date, the aggregate Securitization Value of all Transaction Units was $1,162,803,597.32.

Documents

Data tape

Procedures to be Performed

(i)	Review the data tape and confirm all the Leases have an aggregate Securitization Value noted.

(ii)	If step (i) is confirmed, this will be a Test Pass.

Representation

(7) Location of Leases: As of the Closing Date, the files and records for each Unit included in the Transaction SUBI Portfolio are maintained at the offices of the Servicer.

Documents

None

Procedures to be Performed

(i)	Confirm the location of the Lease with the Servicer.

(ii)	If step (i) is confirmed, this will be a Test Pass.

Representation

(8) Accuracy of Information: The information relating to each Unit set forth on Schedule 1 to the Transaction SUBI Supplement is true and correct in all material respects.

Documents

Data tape

Procedures to be Performed

(i)	Review the data tape and confirm that the terms of the Unit match the terms of the Unit from the Lease.

(ii)	If step (i) is confirmed, this will be a Test Pass.